Exhibit 10.1

Robert W. Edmund General Counsel & SVP of HR

April 20, 2022

Via Hand Delivery

Mr. Kevin M. Sheehan
Chair, Board of Directors and Interim CEO
Dave & Buster’s Entertainment, Inc.

Re:	Amendment to Interim CEO Letter Agreement

Dear Kevin:

This letter amends the September 21, 2021 letter agreement that set forth the terms of your appointment as Interim CEO (“September 21 Letter Agreement”). All terms used below shall have the same meaning as in the September 21 Letter Agreement.

In recognition of your leadership and performance as Interim CEO, the term of the September 2021 Letter Agreement (see Paragraph 1) agreement is indefinitely extended and shall remain in effect until a permanent Chief Executive Officer is appointed and begins his or her service or until the Letter Agreement is terminated pursuant to Paragraph 8. In addition, your base salary will be increased effective May 2, 2022 to $850,000/year, and you will participate in the FY2022 annual bonus plan with a target bonus of 100% of your base salary, pro-rated for your time in role as Interim CEO during the fiscal year. Finally, at such time as awards are made to other senior executives in connection with the 2022 Long-Term Incentive Plan, in lieu of participation in that plan, you will be awarded a one-time RSU grant for the number of shares of D&B common stock equal to $2,000,000 divided by the average closing price for the 10 days ended April 18, 2022, which shall vest ratably in equal annual installments over the ensuing three years provided you continue to be employed with the Company or serve on its Board throughout that time period. The terms of this grant will be subject to a separate RSU grant agreement that will be issued to you following the grant date of the award.

Except as amended above, the terms of the September 21 Letter Agreement shall remain in full effect. Please acknowledge your agreement to this amendment by signing below.

COMPANY:

DAVE & BUSTER’S MANAGEMENT CORPORATION, INC.

By:	/s/Robert W. Edmund
	Name:	Robert W. Edmund
	Title:	President

Dave & Buster’s Entertainment, Inc. • 2481 Manana Dr. • Dallas, Texas 75220-1203 • (214) 357-9588

•daveandbusters.com•

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/Robert W. Edmund
	Name:	Robert W. Edmund
	Title:	General Counsel & SVP of HR

BOARD CHAIR & INTERIM CEO:

/s/Kevin M. Sheehan
Kevin M. Sheehan

April 20, 2022
(Date)